                                                                   Exhibit 10.38
                             EMPLOYMENT AGREEMENT

          This Employment Agreement (the "Employment Agreement") is made and entered into as of the 26 day of July, 2001, by and among Danka Office Imaging Company ("Danka Office Imaging"), Danka Business Systems PLC ("Danka Business Systems"), Danka Holding Company ("Danka Holding"), and Todd Mavis, an individual ("Executive"). Danka Office Imaging, Danka Business Systems, and Danka Holding are collectively referred to herein as the "Company."

                                  WITNESSETH:

          WHEREAS, the Company wishes to assure itself of the services of Executive, on the terms and conditions set forth herein; and Executive desires to be so employed by the Company on said terms.

          NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements herein contained, the parties agree as follows:

1.        EMPLOYMENT.  The Company hereby employs Executive, and Executive
          ----------
hereby accepts employment with the Company, all upon the terms and subject to the conditions set forth in this Employment Agreement.

2.        CAPACITY AND DUTIES.  Executive shall be employed in the capacity of
          -------------------
President, and Corporate Executive Vice-President, Office Imaging Division reporting to the Chief Executive Officer of the Company. Executive shall direct and oversee the management and operations of the Office Imaging SBU.

3.        EMPLOYMENT TERM.
          ---------------
          (a)   Term. Employment of Executive by the Company pursuant to this
                -----
          Employment Agreement shall begin on August 1, 2001, and continue until terminated by either party as provided herein. The period during which Executive is employed by the Company pursuant to this Employment Agreement is referred to herein as the "Term" of this Employment Agreement.

4.        PLACE OF EMPLOYMENT. Executive's principal place of work shall be
          -------------------
located in the St. Petersburg, Florida metropolitan area.

5.        COMPENSATION.
          ------------

          (a) Salary. Beginning on August 1, 2001 and continuing during the Term, the Company shall pay Executive a base salary at the rate of $375,000.00 per annum (the "Annual Base Salary"), payable in a manner consistent with the Company's payroll procedures for U.S. salaried employees. The Human Resources Committee of the Board (the "H.R. Committee") shall review Executive's Annual Base Salary at least annually and may increase, but not decrease, the Annual Base Salary.

          (b) Performance Bonuses. In addition to the Annual Base Salary,
              -------------------
          Executive shall be entitled to receive an annual bonus under the performance bonus plan (the "Performance Bonus Plan") approved by the H.R. Committee, beginning in the Company's Fiscal Year 2002, which begins April 1, 2001. Executive's bonus plan payments shall begin with the Company's third fiscal quarter (10/1/01). However; Executive shall be entitled to credit for the first two fiscal quarters in determining the bonus payable at the end of the fiscal year per the Company's Management Incentive Plan. Upon the Company's achievement of one hundred percent (100%) of the budgeted target levels of the Performance Bonus Plan, the Company shall pay Executive a bonus equal to $250,000.00. If the Company meets certain stretch objectives defined and set forth in the Performance Bonus Plan (as determined by the H.R. Committee), the Company will pay Executive additional bonuses in accordance with such Plan. The Company shall pay any bonus earned by Executive in a lump sum cash payment, less applicable withholdings, as promptly after the end of the relevant accounting period as the H.R. Committee is able to certify the Company's achievement of the relevant financial goals, subject to any deferral election made by Executive under the terms of the Company's deferred compensation plan for U.S. executives.

          (c) Initial Bonuses. Executive shall receive a bonus of $50,000.00
              ---------------
          within ten business (10) days of execution of this Agreement. Executive shall receive a bonus of $75,000.00 upon the permanent relocation of his family to the St. Petersburg area. Executive shall receive a bonus of $100,000.00 on the one-year anniversary of his execution of this Agreement if Executive remains employed by Company on such date. If Executive voluntarily resigns, or is terminated for cause, as defined herein, Executive shall reimburse Company an amount equal to the pro rata portion of the Bonus actually paid hereunder (using a one year period from the date of payment). (e.g. If Executive resigns 6 months from the date of execution of this Agreement, Executive shall pay Company 50% of bonuses received under this Section). The pro rata reimbursement hereunder shall be calculated using the date of payment of such bonuses as the commencement of the pro rata period.

6.        ADDITIONAL COMPENSATION AND BENEFITS. During the Term, the Company
          ------------------------------------
shall pay to or provide Executive with the following additional compensation and benefits:

          (a)  Stock Options.
               -------------

               (i) Executive shall be eligible to participate in the Company's stock option plans available to the Company's employees in accordance with the terms and conditions of such plans.

               (ii) Executive shall receive from the Company a registered stock option grant in the amount of 400,000 American Depository Shares ("ADSs") representing ordinary shares of Danka Business Systems PLC. Vesting of 350,000 of such options will be in accordance with the Company Stock Option Plan (1/3 per year for 3 years). Executive shall be entitled to immediate vesting of 25,000 options upon achievement of 100% of the FY2002 goals for the Office Imaging SBU and immediate vesting of 25,000 options

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

               upon achievement of 125% FY2002 goals for the Office Imaging SBU. In the event the above goals are not met, these 50,000 options shall become vested on the fifth anniversary of the date such options are granted. The Company shall file a registration statement on Form S-8 with the Securities Exchange Commission such that all of the ADSs subject to the option grant shall be registered shares upon the exercise of the option. The exercise price of the options set on the date such grant is approved by the H.R. Committee.

               (iii) If Executive seeks to acquire by exercise of any stock option all or part of the shares that have become exercisable and the Company declines to allow him to acquire such shares, whether because the Company has not obtained shareholder approval for the option or otherwise, the Company shall pay Executive, within ten
               (10) days after his attempt to acquire such shares, (1) an amount equal to the difference between the number of shares Executive sought to acquire multiplied by the closing price for a share of the Company's common stock as of the date Executive sought to acquire such shares, on the one hand, and the option exercise price per share multiplied by the number of shares Executive sought to acquire, on the other hand, and (2) an additional payment sufficient to pay any federal, state, and local income tax and social security, or other employment tax on the amount paid under Section 6(a)(iii)(1), as well as any additional federal, state and local income tax and social security or other employment tax on any such gross-up payment, determined by using the top marginal rates of federal, state, and local income taxes and social security, or other employment taxes applicable to the Executive's taxable income in effect during the year of payment.

         (b)   Executive Deferred Compensation Plan. Executive shall be eligible
               ------------------------------------
         to participate in the Company's Executive deferred compensation plan in accordance with its terms and conditions.

         (c)   Insurance. The Company shall provide Executive and his dependents
               ---------
         with reasonable and adequate health, dental, short term disability, long term disability, and life insurance. Such insurance coverage shall be no less favorable than that from time to time made available to other senior executives of the Company located in the United States.

         (d)   401K Plan. Executive shall be entitled to participate in the
               ---------
         Company's 401K plan in accordance with its terms and conditions.

         (e)   Vacation. Executive shall be entitled to at least four (4) weeks
               --------
         of paid vacation during each year during the Term, prorated for partial years. Such vacation shall be subject to the Company's policies and procedures for senior executives.

         (f)   Business Expenses. The Company shall promptly reimburse Executive
               -----------------
         for all reasonable, ordinary and necessary expenses he incurs in connection with his

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

         employment by the Company (including, but not limited to, automobile and other business travel, and customer entertainment expenses) on the same basis as other senior executives of the Company.

         (g)   Relocation Expenses. The Company shall provide relocation
               -------------------
         assistance in accordance with the Company's standard relocation benefits plan. In addition to the benefits provided in the Company relocation benefits plan, beginning August 1, 2001 and continuing for a period of five (5) months, the Company shall promptly (i) reimburse Executive up to $3,000 per month for the temporary living and travel expenses associated with his relocation, and (ii) pay Executive a "gross up" payment sufficient to pay any federal, state and local income tax and social security, or other employment tax on the amounts paid under this Section 6(g), as well as any additional federal, state, and local income tax and social security or other employment tax on any such gross-up payment, determined by using the top marginal rates for federal, state and local income taxes and social security, or other employment taxes applicable to the Executive's taxable income in effect during the year of payment. Executive shall pay Company a pro rated portion of such relocation and temporary living expenses (as per Section 5 (c)) herein (using a three-year period from the date of payment), upon Executive's voluntary or for cause termination.

         (h)   Indemnification. The Company will, to the fullest extent
               ---------------
         permitted by law, indemnify and hold Executive harmless from any and all liability (including, without limitation, judgments, fines, settlement payments, expenses, costs, and attorneys' fees) arising from his service as an employee, officer, or director of the Company. To the fullest extent permitted by law, if there is a potential or actual conflict of interest between the Company and Executive, the Company will advance legal fees and expenses to Executive for counsel selected by Executive in connection with any litigation, investigation, action, suit, or other proceeding related to Executive's employment with the Company or his performing services for the Company, whether as a director, officer, or employee of the Company. During the Term, the Company shall maintain adequate and reasonable Directors and Officers liability insurance naming Executive as an insured.

         (i)   Other Employee Benefits. Executive shall also be entitled to any
               -----------------------
         other fringe benefits, bonuses, and similar programs, including regular holidays, and shall be eligible to participate in all plans or arrangements maintained by the Company for the benefit of its employees, officers, or directors, including without limitation all compensation, welfare, bonus, incentive, retirement, thrift, pension, profit sharing, deferred compensation, employee loan, and insurance plans or arrangements. Executive shall at all times receive benefits no less favorable than those received by other senior executives.

         (j)   Housing Bonus. Company shall pay Executive a housing bonus of
               -------------
         $100,000.00 (grossed up for tax purposes) upon the earlier of his closing the sale of his existing home in Poway, California, or his new home in the St. Petersburg, Florida area. Executive shall pay Company a pro rated portion of such housing bonus (as per Section 5(c) herein (using a three-year period from the date of payment), upon Executive's voluntary or for cause termination.

7.   TERMINATION BY THE COMPANY OR BY EXECUTIVE. This Employment Agreement may
     ------------------------------------------
be terminated as follows:

     (a)  By the Company.
          --------------

          (i)   For Cause. The Company may terminate this Employment Agreement
                ---------
          and Executive's employment with the Company at any time for Cause (as defined in Section 9) ("Cause Termination"); provided, however, that
                                                       --------  -------
          the Company shall give Executive written notice of Cause Termination specifying the reason for the termination, and Executive shall have the opportunity to address the Board before he is terminated for Cause.

          (ii)  By Company Notice. The Company may terminate this Employment
                -----------------
          Agreement and Executive's employment with the Company upon sixty (60) days written notice for any reason not included in the definition of Cause ("Company Notice Termination").

     (b)  Death or Disability. This Employment Agreement and Executive's
          -------------------
     employment with the Company will terminate immediately upon Executive's death or Disability (as defined in Section 9) ("Death or Disability Termination"). If either party terminates Executive's employment due to Disability, the terminating party shall give the other party written notice to that effect.

     (c)  By Executive.
          ------------

          (i)   For Good Reason. Executive may terminate this Employment
                ---------------
          Agreement and Executive's employment by the Company at any time for Good Reason (as defined in Section 9) ("Good Reason Termination"). In the event the Company disputes Executive's Good Reason Termination, the Company shall notify Executive in writing of such dispute within ten (10) days of receiving notice of such termination for Good Reason. If the Company does not so notify Executive within the ten (10) day period, the Company shall be deemed to have accepted Executive's determination of Good Reason.

          (ii)  By Executive Notice. Executive may terminate this Employment
                -------------------
          Agreement and Executive's employment with the Company for any reason not included in the definition of Good Reason by giving the Company sixty (60) days written notice of such termination ("Executive Notice Termination").

8.   PAYMENTS UPON TERMINATION.
     -------------------------

     (a)  Company Notice Termination and Good Reason Termination. If the Company
          ------------------------------------------------------
     terminates Executive's employment for any reason other than for Cause (as defined in Section 9) or if Executive terminates his employment for Good Reason (as defined in Section 9), within the first year of employment the Company shall pay to Executive (subject to withholding of applicable taxes) a severance of Three Hundred Seventy Five

     Thousand Dollars ($375,000.00). If such termination occurs after the first year of employment Executive shall receive a severance of Seven Hundred Fifty Thousand Dollars ($750,000.00). Such severance shall be paid in equal installments over twelve (12) months on the Company's standard bi-weekly Company payroll dates, beginning one (1) month following the date of termination. The Company shall continue to provide Executive and his family, for a period of twenty-four (24) months after the date of termination, with the same insurance benefits coverage being provided to Executive under Section 6(c) on the date the notice of termination is given. Executive shall also be entitled to a pro-rata portion of the performance bonus under Section 5(b) to which he would have been entitled in the year of termination if his employment had not terminated. Executive shall also be entitled to any of his Annual Base Salary accrued through the date of termination, payments for any accrued but unused vacation for the year of termination, any bonuses earned but not previously paid with respect to the accounting period of the Company most recently ended, and any vested benefits payable to Executive under the terms of any deferred compensation plan, 401K plan, stock option plan, or other benefit plans maintained by the Company in which Executive participated. Additionally, notwithstanding the terms of the Company's stock option plan(s), all stock options received by Executive shall become fully vested and immediately exercisable upon a Company Notice Termination or Good Reason Termination. Such stock options shall remain exercisable for a period of not less than twenty-four (24) months. All of Executive's other unvested benefits, including, without limitation, any Company 401K contributions or profit sharing contributions, shall immediately vest upon a Company Notice Termination or Good Reason Termination. If employee is terminated without cause before August 1, 2002, and Executive accepts another position within one (1) year, Company shall provide Executive with relocation reimbursement, to the extent not fully reimbursed by Executive's new employer, per the Company policy, not to exceed $50,000.

     (b)  Cause Termination and Executive Notice Termination. If Executive's
          --------------------------------------------------
     employment is terminated by the Company for Cause (as defined in Section 9) or if Executive terminates his employment for any reason other than Good Reason (as defined in Section 9), Executive shall be entitled to receive any of his Annual Base Salary accrued through the date of termination, any accrued but unpaid vacation pay for the year of termination, any bonuses earned but not previously paid with respect to the accounting period of the Company most recently ended, and any vested benefits payable to Executive under the terms of any deferred compensation plan, 401K plan, stock option plan, or other plans maintained by the Company in which Executive participates. Notwithstanding the terms of the Company's stock option plan(s), Executive shall not forfeit any vested options upon a Cause Termination or Executive Notice Termination, and all such vested options shall remain exercisable for a period of at least twenty-four (24) months

     (c)  Death or Disability Termination. If Executive's employment is
          -------------------------------
     terminated due to his death or Disability (as defined in Section 9), the Company will also continue to pay Executive (or his estate), as severance, the Annual Base Salary through the end of the month of termination. Executive (or his estate) shall also be entitled to receive any of his

     Annual Base Salary accrued through the date of termination, any accrued but unpaid vacation pay for the year of termination, any bonuses earned but not previously paid with respect to the accounting period of the Company most recently ended, and any vested benefits payable to Executive under the terms of any deferred compensation plan, 401K plan, stock option plan, or other plans maintained by the Company in which Executive participates. The Company shall continue to provide Executive (if Disabled) and his family, for a period of twenty-four (24) months after the date of termination, with the same insurance benefits required by Section 6(c) on the date Death or Disability Termination occurs. Additionally, notwithstanding the terms of the Company's stock option plans, all stock options received by Executive shall become fully vested and immediately exercisable upon a Death or Disability Termination. Such stock options shall remain exercisable for a period of not less than twenty-four (24) months. All of Executive's other unvested benefits, including, without limitation, any Company 401K contributions or profit sharing contributions, shall immediately vest upon a Death or Disability Termination.

9.   DEFINITIONS. In addition to the words and terms elsewhere defined in this
     -----------
Employment Agreement, certain capitalized words and terms used in this Employment Agreement shall have the meanings given to them by the definitions and descriptions in this Section 9 unless the context or use indicates another or different meaning or intent, and such definition shall be equally applicable to both the singular and plural forms of any of the capitalized words and terms herein defined. The following words and terms are defined terms under this Employment Agreement:

     (a)  Cause.  For purposes of this Employment Agreement, the term "Cause"
          -----
     shall mean and be limited to:

          (i) Executive was convicted of a felony or entered a guilty or nolo contendere plea to such a crime;

          (ii) Executive was convicted of any lesser crime committed in connection with the performance of his duties hereunder involving dishonesty, fraud or moral turpitude; or

          (iii) Executive's gross negligence in, or willful failure to substantially perform his material duties in accordance with Section 2 herein (other than any such failure resulting from Executive's Disability, as defined herein) which gross negligence or willful failure has a material adverse effect on the Company; provided,
                                                                --------
          however, that such gross negligence or willful failure shall not be
          -------
          considered Cause unless it continues after the Company has made a written demand for substantial performance on Executive and Executive has failed to correct the acts or omissions complained of after a reasonable opportunity (of not less than sixty (60) days) to do so.

     (b)  Disability. For purposes of this Employment Agreement, the term
          ----------
     "Disability" shall mean the inability of Executive to perform Executive's essential duties and responsibilities (even with reasonable accommodation) under this Employment Agreement for a period of one hundred and eighty (180) consecutive days during any twelve (12) month period by reason of Executive's mental or physical disability. Both the Company and Executive may appoint a qualified physician to determine whether Executive is Disabled. If those physicians cannot agree, the physicians shall mutually appoint a third qualified physician, whose determination of whether Executive has a Disability shall be final.

         (C)      Good Reason. For purposes of this Employment Agreement, the
                  -----------
         term "Good Reason" shall mean:

                  (i) the Company materially breaches a term of this Employment Agreement (including, without limitation, the failure of the Company to pay or provide Executive any of the compensation or benefits to which he is entitled under this Employment Agreement), which breach was not corrected by the Company within thirty (30) days after receiving written notice of such breach from Executive;

                  (ii) the relocation of Executive's principal office, without Executive's prior written consent, more than forty (40) miles away from the Company's current headquarters in St. Petersburg, Florida.;

                  (iii) the Company's reduction of Executive's compensation and/or benefits hereunder without Executive's prior written consent;

                  (iv) there has been an adverse or material change in Executive's status, position, duties, responsibilities (including reporting responsibilities), authority, or titles, which change was not withdrawn or rescinded by the Company within thirty (30) days after receiving written notice of objection to such change from Executive;

                  (v) the assignment to Executive of any duties or work responsibilities, or any instructions, orders, or directives which are inconsistent with his status, position, duties, responsibilities (including reporting responsibilities), authority, or titles as set forth in this Employment Agreement or as required by law.

                  (vi) any removal of Executive from, or the failure to appoint, elect, reappoint, or reelect Executive to, the positions of Chief Executive Officer of the Company and/or Director on the Board; and/or

                  (vii) the failure of the H.R. Committee to set reasonably attainable budgeted target levels and objectives in the Performance Bonus Plan.

         (d)      Restricted Area. For purposes of this Employment Agreement,
                  ---------------
         the term "Restricted Area" shall mean the entire world.

10.  NON-COMPETITION AND CONFIDENTIALITY.
     -----------------------------------

     (a) Non-Competition. During the Term and for a period of twenty-four (24)
         ---------------
     months following the termination of Executive's employment hereunder for Good Cause or without Good Reason, Executive shall not, in the Restricted Area, directly or indirectly, enter the employ of, or render any services to, any person, firm or corporation engaged in any business competitive with the businesses engaged in by the Company, any constituent partners of the Company or any of their respective parents, subsidiaries or affiliates; further, Executive shall not engage in such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or any other relationship or capacity; provided, however, that nothing contained in this Section 10 shall be deemed to prohibit Executive from acquiring, solely as an investment, a less than five percent (5%) interest in the equity of any publicly traded corporation or limited partnership.

     (b) Non-Solicitation of Employees. During the Term and for a period of
         -----------------------------
     twenty-four (24) months following the termination of Executive's employment hereunder for Good Cause or without Good Reason, Executive, except within the course of the performance of his duties hereunder, shall not solicit for employment any current employee of the Company, any constituent partner of the Company, or any of their respective parents, subsidiaries, or affiliates, if Executive has had material business contact with such individual during the Term.

     (C) Confidentiality. Executive shall not, at any time hereafter, disclose
         ---------------
     to any person, firm or corporation or otherwise use any confidential information regarding the customers, suppliers, market arrangements, or methods of operations of the Company, any constituent partner of the Company or any of their respective parents, subsidiaries, or affiliates or any other information of the Company, any constituent partner of the Company or any of their respective parents, subsidiaries or affiliates, except to the extent necessary to conduct the business of the Company, or to comply with law or the valid order of a governmental agency or court of competent jurisdiction. Without limiting the generality of the foregoing, the Parties acknowledge and agree that all information not otherwise generally known to the public relating to each of (i) this Agreement, or
     (ii) the Company, any constituent partner of the Company or any of their respective parents, subsidiaries, or affiliates, is confidential and proprietary and is not to be disclosed, to any persons or entities or otherwise used, except to the extent necessary to conduct the business of the Company, or to comply with law or the valid order of a governmental agency or court of competent jurisdiction.

     (d) Rights to Innovations. Any invention, improvement, design, development
         ---------------------
     or discovery conceived, developed, invented or made by Executive, alone or with others, during his employment hereunder and applicable to the business of the Company, its parents, subsidiaries or affiliates shall become the sole and exclusive property of the Company. Executive shall (i) disclose the same completely and promptly to the Company, (ii) execute all documents requested by the Company in order to vest in the Company the entire right, title and interest, in and to the same, (iii) execute all documents required by the Company for the filing, and prosecuting of such applications for patents, copyrights and/or trademarks, which the Company, in its sole discretion, may desire to prosecute, and (iv) provide to the Company, at the Company's expense, all assistance it may reasonably require including, without limitation, the giving of testimony in any suit, action or proceeding, in order to obtain, maintain and protect the Company's rights therein and thereto.

     (e) Injunctive Relief. Any breach or threatened breach by Executive of any
         -----------------
     provision of this Section 10 shall cause the Company irreparable harm which cannot be remedied solely by damages. In the event of a breach or threatened breach by Executive of any of the provisions of this Section 10, the Company shall be entitled to injunctive relief restraining Executive. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity in the event of such breach or threatened breach, including the recovery of damages.

11.  SUCCESSORS. This Employment Agreement shall be binding on the Company and
     ----------
any successor to its business or to a majority of its business assets and the Company shall require any successor in interest (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to expressly assume and agree to perform this Employment Agreement; provided, however, that no such assumption
                                   --------  -------
shall relieve the Company of its obligations hereunder.

12.  BINDING EFFECT. This Employment Agreement shall inure to the benefit of and
     --------------
be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

13.  MODIFICATION AND WAIVER. No provision of this Employment Agreement may be
     -----------------------
modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing that specifies the specific provision affected, which writing shall be signed by Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Employment Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

14.  AMENDMENTS. No amendments or variations of the terms and conditions of this
     ----------
Employment Agreement shall be valid unless the same is in a writing that specifies the term or condition affected, which writing is signed by Executive and such officer of the Company as may be specifically designated by the Board.

15.  SEVERABILITY. The invalidity or unenforceability of any provision of this
     ------------
Employment Agreement, whether in whole or in part, shall not in any way affect the validity and/or enforceability of any other provision herein contained. Any invalid or unenforceable provision shall be deemed severable to the extent of any such invalidity or unenforceability.

16.  ENTIRE AGREEMENT. This Employment Agreement sets forth the entire agreement
     ----------------
and understanding of the Company and Executive in respect of the terms and conditions of

Executive's employment after the Commencement Date, and supersedes all prior employment agreements, covenants or representations or warranties, whether oral or written, made by the parties, or any representative of the Company, with respect to such terms and conditions of employment; provided, however, that this
                                                    -----------------
Employment Agreement does not supersede or affect the Change of Control Agreement between Executive and the Company.

17.  NOTICES. All notices, communications and deliveries hereunder shall be made
     -------
in writing signed by or on behalf of the party making the same and shall be delivered (a) personally; (b) by telecopy transmission with a copy sent by U.S. mail, first class, postage prepaid; (c) by registered or certified mail (return receipt requested); or (d) by any national overnight courier service (with postage and other fees prepaid). All such notices, communications, and delivers shall be addressed as follows:

                                     If to the Company:
                                     -----------------

                                     Danka Office Imaging Company
                                     11201 Danka Circle North
                                     St. Petersburg, Florida  33716
                                     Attn: General Counsel
                                     Telephone No.: (727) 579-2801
                                     Telecopy No.:  (727) 579-2880

                                     and:
                                     ---

                                     Danka Business Systems PLC
                                     Masters House
                                     107 Hammersmith Road
                                     London, England w14 OQH
                                     Attn: Secretary

                                     If to the Executive:
                                     -------------------

                                     Todd Mavis
                                     XXXXXXXXXXXXXX
                                     XXXXXXXXXXX
                                     Telephone No.: (XXX) XXX-XXX
                                     Telecopy No: (XXX) XXX-XXX


                                     with a copy to:
                                     --------------

                                     _______________________

                                     _______________________

                                     _______________________

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

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing. Any such notice, communication or delivery shall be deemed given or made (a) on the date of delivery if delivered in person (by courier service or otherwise), (b) upon transmission by facsimile if receipt is confirmed by telephone, provided transmission is made during regular business hours, or if not, the next business day, or (c) on the fifth (5th) business day after it is mailed by registered or certified mail.

18.  GOVERNING LAW. This Employment Agreement shall be construed and enforced
     -------------
pursuant to the laws of the State of Florida.

19.  ARBITRATION. Any controversy or claim arising out of or relating to this
     -----------
Employment Agreement or the breach thereof, other than a claim for injunctive relief, shall be settled by arbitration in accordance with the Employment Arbitration Rules of the American Arbitration Association (the "Rules") in effect at the time demand for arbitration is made by any party. This arbitration shall be conducted before three (3) arbitrators. One arbitrator shall be named by the Company, a second shall be named by Executive, and the third arbitrator shall be named by the two arbitrators so chosen. In the event that the third arbitrator is not agreed upon, he or she shall be named by the American Arbitration Association. The arbitration shall occur in St. Petersburg, Florida or such other location as may be mutually agreed to by the Company and Executive. The award made by all or a majority of the panel of arbitrators shall be final and binding, and judgment may be entered in any court of law having competent jurisdiction. The award is subject to confirmation, modification, correction, or vacation only as explicitly provided in Title 9 of the United States Code, as amended.

20.  NO MITIGATION OR OFFSET. Executive shall not be required to mitigate the
     -----------------------
amount of any severance or termination payment provided for in this Employment Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Employment Agreement be reduced by any compensation or income Executive may receive from any source. In addition, no payments to Executive under this Employment Agreement may be subject to any offset or setoff due to any claim the Company, or its parents, affiliates, or subsidiaries, may have against Executive.

21.  ATTORNEYS' FEES. The Company will promptly reimburse Executive for all
     ---------------
attorneys' fees (for counsel selected by Executive) and expenses arising out of any dispute under or in connection with this Employment Agreement (whether litigation or arbitration) to the extent Executive is the prevailing party. Executive shall in no way be responsible or liable for the Company's attorneys' fees and expenses in any dispute arising under or in connection with this Employment Agreement, and no award or order relating to this Employment Agreement shall award the Company its attorneys' fees.

22.  SOURCE OF PAYMENTS. All salary, bonus, severance, and all other payments to
     ------------------
Executive under this Employment Agreement shall be paid to Executive by the Company through its U.S. payroll system and shall be made in cash in U.S. dollars. If the Company should fail to make any such payment to Executive when due, Danka Office Imaging, Danka Holding, and Danka Business Systems shall be jointly and severally liable to Executive for such payments.

23.  REPRESENTATION. The Company represents and warrants that it is fully
     --------------
authorized and empowered to enter into this Employment Agreement and that the performance of its obligations under this Employment Agreement will not violate any agreement between it and any other person, firm, or organization.

24.  COUNTERPARTS. This Employment Agreement may be executed in more than one
     ------------
(1) counterpart and each counterpart shall be considered an original.

     IN WITNESS WHEREOF, this Employment Agreement has been duly executed by the Company and Executive as of the date first above written.

                         SIGNATURES ON FOLLOWING PAGE

                                            DANKA BUSINESS SYSTEMS PLC


                                            [Lang Lowrey]
                                            -------------------------------
                                            By: P. Lang Lowrey
                                                ---------------------------
                                            Title: Chief Executive Officer
                                                   ------------------------


                                            DANKA HOLDING COMPANY


                                            [Lang Lowrey]
                                            -------------------------------
                                            By: P. Lang Lowrey
                                                ---------------------------
                                            Title: Chief Executive Officer
                                                   ------------------------


                                            DANKA OFFICE IMAGING COMPANY


                                            [Lang Lowrey]
                                            -------------------------------
                                            By: P. Lang Lowrey
                                                ---------------------------
                                            Title: Chief Executive Officer
                                                   ------------------------


                                            EXECUTIVE


                                            [Todd Mavis]
                                            -------------------------------
                                            Todd Mavis

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